Exhibit 10.40

                    AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

      Amendment No. 1 dated April 17, 2000 to the Subscription Agreement (the "Subscription Agreement") dated as of the 23rd day of November, 1999 by and between Urban Cool Network, Inc. (the "Company") and RMH Consulting Corp. (the "Holder").

                               W I T N E S S E T H

      WHEREAS, the parties hereto hereby agree that it would be in their mutual best interest to amend the Subscription Agreement in the manner set forth herein;

      NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Subscription Agreement is amended as follows:

            I. Modifications.

                  A. Section 4.2(a) of the Subscription Agreement is hereby deleted in its entirety.

                  B. Section 4.2(b) of the Subscription Agreement is hereby deleted in its entirety and amended to read as follows:

                  At any time during the five-year period commencing on the earlier of (i) ten months after the consummation of an initial public offering of the Company's securities or (ii) the waiver or the relaxation of the restrictions imposed by The American Stock Exchange of a lock-up agreement for a period of 12 months, the Consultant shall have the right (which right is in addition to the registration rights under Section 4.1 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the Company's expense, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter, if any, and the Consultant, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of its Common Stock for twenty-four
                  (24) consecutive months by the Consultant. Upon notice from the Holder, the Company will use its best efforts to file a registration statement at the earliest possible time which shall, in any event, not be later than 30 days from the demand therefor.

            II. Confirmation. Except as expressly specified herein, all other terms, conditions and provisions of the Subscription Agreement are hereby confirmed and shall remain in full force and effect without modification.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                                     URBAN COOL NETWORK, INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     RMH CONSULTING CORP.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title: